EXHIBIT 23.2

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of The FINOVA Group Inc. on Form S-8 of our report dated February 10, 1999, appearing in the Annual Report on Form 10-K/A of The FINOVA Group Inc. for the year ended December 31, 1998.


/s/ Deloitte & Touche LLP
DELOITTE & TOUCHE LLP
Phoenix, Arizona
March 18, 1999